UNITED STATED
                      DEPARTMENT OF THE INTERIOR
                       BUREAU OF LAND MANAGEMENT
                OFFER TO LEASE AND LEASE FOR OIL AND GAS

Serial No. NM NM 102862

The undersigned offers to lease all of any of the lands in Item 2 that are available for lease pursuant to the Mineral Leasing Act of 1920, as amended and supplemented (30 U.S.C. 181 et. Seq.) the Mineral Leasing Act for Acquired Lands of 1947, as amended (30 U.S.C. 351-359), the Attorney General's Opinion of April 2, 1941 (40 Op. Atty. Gen. 41)

1.  Name:              Van Bebber, W.G.
    Street:            P.O. Box 481742
    City/State:        Denver, CO. 80248-1742
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2.  This application/offer/lease is for Public Domain Lands

3.  Land included in lease:

T 32N, R36E, Meridian NMPM, State of New Mexico, County of Union:

    Section:   24 SWNW
               25 Lots 2, 3
               25 W2W2
               26 N2, N2S2, SESW, S2SE
               27 NE, E2NW, N2SE

Total acres in lease:   1,166.4000
Rental retained:        $1,750.50
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This lease is issued granting the exclusive right to drill for, mine, extract, remove and dispose of all the oil and gas (except helium) in the lands described in Item 3, together with the right to build and maintain necessary improvements thereupon for the term indicated below, subject to renewal or extension in accordance with the appropriate leasing authority. Rights granted are subject to applicable laws, the terms, conditions and attached stipulation of this lease, the Secretary of the Interior's regulations and formal orders in effect as of lease issuance, and to regulations and formal orders hereafter promulgated when not inconsistent with lease rights granted or specific provisions of this lease.

NOTE: This lease is issued to the high bidder pursuant to his/her duly executed Bid or nomination form submitted under 43 CRF 3120 and is subject to the Provisions of that bid or nomination and those specified on this form.

Competitive Lease (ten years)

The United State of America
/s/ Angela Trujillo
Land Law Examiner, Fluids Adjudication Team     Dated: May 12, 1999

Effective date of Lease: June 1, 1999